EXHIBIT 10.17

FORM OF CORPORATE PROMISSORY NOTE

$374,169.30

Tulsa, OK                                                         April 10, 2003

Promise to Pay

     For Value Received, on or before on or before August 30 , 2005 (the "Maturity Date"), On Alert Systems, Inc.(the "Maker"), promises to pay to the order of Proxity Digital Networks, Inc. or to the order of their authorized successors and permitted assigns [the "Holder(s)"], the principal sum of $374,169.30, together with interest at the rate of 12 % per annum on the then outstanding unpaid principal balance.

     This debt is for the purchase of the On Alert GDS global marketing rights attached as Schedule A, herein.

     In the event of any default under this Note, the unpaid principal balance and all accrued and unpaid interest thereon shall become immediately due and payable without notice or presentment, and the unpaid principal balance shall bear interest thereafter the rate of 18 % per annum on the then outstanding unpaid principal balance.

Prepayment - in Cash Only

     Prepayment may be made at anytime in whole or in part without penalty only in lawful currency of the United States of America. Each such payment shall be credited first to accrued and unpaid interest, and the remainder to the principal amount then outstanding.

Limited Negotiability

     This Note is of limited negotiability. The Maker may not assign its obligations under this Note without the prior written consent of the Holder, which consent may be withheld in the Holder's sole discretion. The Holder may not negotiate this Note without the prior written consent of the Maker, which consent may be withheld in the Maker's sole discretion. Any attempted assignment or negotiation hereof except as provided for herein shall be null and void and of no force and effect against the person attempting to assign or negotiate this Note.

Exchanges of Debt for Equity by the Holder

     The Holder of this Note is entitled, at its option, at any time immediately following execution of this Note, to exchange the debt represented by this Note (an "Issuer's Debt Security"). The Holder may exchange any of the amount of $18,750.00 only of the principal face amount of this Note then outstanding (the "Exchangeable Debt") into shares of the Maker's Common Stock, $.001 Par Value per share, of the Maker ( "Equity Securities" or the "Common Stock") by serving upon the Maker at the Maker's address as is set forth in the Exchange Agreement a Notice of Exchange in the form as is set forth in Schedule A attached hereto.

     The number of Equity Securities to be received by the Holder pursuant to a given Notice of Exchange (the "Exchanged Shares") shall be determined by dividing the dollar amount of the Exchangeable Debt by $.001 a share.




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     Within 5 business  days of receipt  of the  Notice of  Exchange,  the Maker shall deliver to the Buyer, or to an account designated by Buyer in the Notice of Exchange, certificates representing the Exchanged Shares. The Exchanged Shares shall be restricted, and the certificates representing the Exchanged Shares shall bear a Restrictive Legend.

     No interest shall be paid on, or with respect to, principal balances which are reduced by Exchanges.

Form of Example to Avoid Future Misunderstandings

     As set forth above, the Maker is indebted to the Holder in the principal amount of $374,169.30. If the Holder wished to exchange debt in the amount of $18,750.00 for equity of On Alert Systems, Inc. on any day prior to the due date, the price would be $.001 and the Holder would be entitled to receive 18,750,000 shares of On Alert Systems, Inc. Common Stock, as follows:

     1.   The current valuation is $.001 a share.

     2.   $18,750 divided by .001 is 18,750,000.

     4. Upon receipt of the 18,750,000 shares of Common Stock, the principal balance would be reduced by $18,750.00, and the unpaid principal balance of the Note would now be $355,419.30.

Miscellaneous

     In case any provision of this Note is held by a tribunal of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

     The Maker waives presentment, protest and notice of dishonor. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. The Holder may extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgences without affecting or diminishing the Holder's right of recourse against the Maker, which right is hereby expressly reserved.



     THE MAKER:

     On Alert Systems, Inc.


By: /s/ William C. Robinson
-------------------------------
William C. Robinson, CEO




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                                   SCHEDULE A

                           ON ALERT GDS GLOBAL LICENSE
























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                                   SCHEDULE B

                           SENDER'S NOTICE OF EXCHANGE

     As of the date written below, in satisfaction of debt owed by On Alert Systems, Inc. to the Undersigned, the Undersigned hereby irrevocably elects to exchange evidence of debt of On Alert Systems, Inc. having a value of $_________.00 into ____________Shares of Common Stock, .001 Par Value per share, of On Alert Systems, Inc. according to the conditions set forth in above in the Note.

     If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Exchange
                --------------------------------

Applicable Exchange Price
                         --------------------------------

Signature
         -----------------------------------------------------------------------
         [Print Name of Holder and Title of Signer]

Address:
        ------------------------------------------------------------------------

SSN or EIN:
           -----------------------------

Shares are to be registered in the following name:

Name:
        ------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Tel:
    ----------------------------------------
Fax:
    ----------------------------------------
SSN or EIN:
           -----------------------------

Shares are to be sent or delivered to the following account:

Account
       -----------------------------------

Name:
        ------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------


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